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                                                                 EXHIBIT 21.01


                              ST. JOE CORPORATION
                              SUBSIDIARIES LISTING

St. Joe Corporation
 Florida East Coast Industries, Inc.
  Gran Central Corporation
   Dade County Land Holding Company, Inc.
 Florida East Coast Railway Company
  Florida East Coast Deliveries, Inc.
  Florida East Coast Highway Dispatch Company
  Florida East Coast Inspections, Inc.
  Florida Express Carrier, Inc.
  Operations Unlimited, Inc.
  Railroad Concrete Crosstie Corporation
  Railroad Track Construction Company
 Jacksonville Properties, Inc.
 St. Joe Timberland Company
 Apalachicola Northern Railroad Company
  St. Joe Terminal Company
 Talisman Sugar Corporation
 St. Joe Utilities Company
 St. Joe/Arvida Company, Inc.
 St. Joe Development, Inc.
  St. Joe/Arvida Company, L.P.
 St. Joe/Central Florida Management, Inc.
 St. Joe/Central Florida Development, Inc.
 St. Joe/James Island Development, Inc.
 St. Joe/Arcadia Management, Inc.
 Riverside Golf Management, Inc.




* All subsidiaries are incorporated in the State of Florida